FIRST AMENDMENT TO MASTER LEASE
(OHI - Diversicare)

This First Amendment to Master Lease (this “Amendment”) is executed and delivered as of August 30, 2019 by (i) the entities listed on Schedule 1 to this Lease (collectively, “Landlord”), the address of which is 303 International Circle, Suite 200, Hunt Valley, Maryland 21030, and (ii) the entities listed on Schedule 2 to this Lease, the address of which is 277 Mallory Station Road, Suite 130, Franklin, Tennessee 37067 (collectively, “Tenant”).
RECITALS:

A.    Tenant has executed and delivered to Landlord a Master Lease dated as of October 1, 2018 (the “Existing Master Lease”) pursuant to which Tenant leases from Landlord certain healthcare facilities.
B.    Landlord has entered into an Agreement of Purchase and Sale dated May 17, 2019 (as amended, the “Purchase Agreement”), pursuant to which Landlord is selling the ten (10) Facilities located in Kentucky and listed on Exhibit C to this Amendment (the “Kentucky Facilities”) effective as of May 17, 2019 (the “Kentucky Sale Date”).
C.    Landlord and Tenant desire to (i) terminate the Existing Master Lease as to the Kentucky Facilities, (ii) effective as of such termination, to reduce the Minimum Rent, and (iii) provide for the option of Tenant to defer the payment of a portion of Minimum Rent, all on the terms and conditions of this Amendment.
NOW THEREFORE, the parties agree as follows:
1.Definitions.
(a)Any capitalized term used but not defined in this Amendment will have the meaning assigned to such term in the Existing Master Lease. From and after the date of this Amendment, each reference in the Existing Master Lease or the other Transaction Documents to the “Lease” or “Master Lease” means, as applicable, the Existing Master Lease as modified by this Amendment.
(b)    The following term defined in Section 2.1 of the Existing Master Lease is hereby amended and restated in its entirety as follows:
Security Deposit: (i) Five Million Three Hundred Thirty Two Thousand One Hundred Seventy Seven and 87/100 Dollars ($5,332,177.87), delivered and held in accordance with ARTICLE XL hereof, plus any accrued interest, (ii) any adjustment pursuant to Section 1.5.2, (iii) Increase (as defined in Section 40.2) and (iii) any adjustment upon removal of a Leased Property from this Lease specifically provided for pursuant to Sections 7.3(l), 7.3(m), 14.7(ix) and 14.8 following a casualty loss or Sections 15.1, 15.3, and 15.5 following a Taking.

Certain confidential information has been omitted from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. Such omitted information is marked with “[*****]”

2.    Termination as to Kentucky Facilities. Effective as of the Kentucky Sale Date, (a) the Master Lease is terminated as to the Kentucky Facilities, and only as to the Kentucky Facilities; and (b) Exhibits A-5, A-6, A-7, A-8, A-9, A-10, A-24, A-32, A-33 and A-34 of the Master Lease are amended and restated in its entirety as follows:

Exhibits A-5, A-6, A-7, A-8, A-9, A-10, A-24, A-32, A-33 and A-34

Intentionally Omitted.

Effective as of, and conditioned upon, the occurrence of the Kentucky Sale Date, Tenant shall be and hereby is released from any further obligations first arising under the Master Lease from and after the Kentucky Sale Date as to the Kentucky Facilities. Notwithstanding the foregoing, the obligations of Tenant under the Master Lease with respect to matters first arising prior to the Kentucky Sale Date shall survive the termination of the Master Lease as to the Kentucky Facilities. From and after the Kentucky Sale Date, (a) Stevens Avenue Property, L.L.C., Nicholasville Kentucky Property, L.L.C., Louisville Dutchmans Property, L.L.C., and Greenville Kentucky Property, L.L.C. shall have no further obligation as “Landlord” under the Master Lease and shall not be necessary parties to any future amendment, and (b) Diversicare Highlands, LLC, Diversicare of Nicholasville, LLC, Diversicare of Senaca Place, LLC, and Diversicare of Greenville, LLC shall have no further obligation as “Tenant” under the Master Lease (other than as to the surviving obligations with respect to the Kentucky Facilities) and shall not be necessary parties to any future amendment.

3.    Minimum Rent Reduction. Effective as of, and conditioned upon, the New Lease Commencement, the definition of Minimum Rent is hereby amended and restated in its entirety as follows:
Minimum Base Rent:

(1)    For the period from October 1, 2018 thru August 31, 2019, the monthly rent shall be Two Million Four Hundred Thirty Five Thousand Nine Hundred Sixty One and 08/100 Dollars ($2,435,961.08);
(2)    For month of September 2019, the monthly rent shall be One Million Seven Hundred Thirty Nine Thousand Nine Hundred Eighty Two and 99/100 Dollars ($1,739,982.99);
(3)    For the Lease Year commencement October 1, 2019, the sum of monthly sum of One Million Seven Hundred Seventy Seven Thousand Three Hundred Ninety Two and 62/100 Dollars ($1,777,392.62), which on an annual basis is Twenty One Million Three Hundred Twenty Eight Thousand Seven Hundred Eleven and 44/100 Dollars ($21,328,711.44);
(4)    For the Lease Year commencing October 1, 2020, and each succeeding Lease Year during the Term, (a) the Minimum Rent for the previous

Certain confidential information has been omitted from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. Such omitted information is marked with “[*****]”
Derwent – 8.30.19    2

Lease Year multiplied by (b) one hundred two and fifteen one hundredths percent (102.15%).
4.    Proceeds to Landlord; OTA; No Prorations with Landlord. All proceeds from the sale of the Kentucky Facilities shall be paid to Landlord. Tenant has entered into an operations transfer agreement with the new operators of the Kentucky Facilities providing for the proration of revenues and expenses. Tenant shall prorate all Impositions pursuant to the operations transfer agreement and such proration shall be in full satisfaction of the Tenant’s and Landlord’s obligation to prorate such Impositions pursuant to Section 4.3 of the Master Lease.
5.    Minimum Rent Deferral. Schedule 3.7 to this Amendment is hereby added to the Master Lease as Schedule 3.7. New Section 3.7 is hereby added to the Master Lease as follows:
3.7    Minimum Rent Deferral. Tenant may defer the payment of a portion of Minimum Rent as set forth on Schedule 3.7.
6.    Schedule 4 to Security Agreement. Effective as of Kentucky Sale Date, Schedule 4 to the Security Agreement between Tenant, as debtor, and Landlord, as secured party, is hereby amended and restated by Schedule 4 to this Amendment. After the Kentucky Sale Date, Landlord will file or record any UCC-3 termination statements necessary to terminate, release or amend, as applicable, any UCC-1 financing statements to extent such financing statements cover the Kentucky Facilities.
7.    Representations and Warranties of Tenant. Tenant hereby represents and warrants to Landlord that (i) it has the right and power and is duly authorized to enter into this Amendment; and (ii) the execution of this Amendment does not and will not constitute a breach of any provision contained in any agreement or instrument to which Tenant is or may become a party or by which Tenant is or may be bound or affected.
8.    Expenses of Landlord. Tenant shall pay all reasonable expenses of Landlord incurred in connection with this Amendment, including reasonable attorneys’ fees and expenses.
9.    Execution and Counterparts. This Amendment may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed to be an original, but when taken together shall constitute one and the same Amendment.
10.    Headings. Section headings used in this Amendment are for reference only and shall not affect the construction of the Amendment.
11.    Enforceability. Except as expressly and specifically set forth herein, the Existing Master Lease remains unmodified and in full force and effect. In the event of any discrepancy between the Existing Master Lease and this Amendment, the terms and conditions of this Amendment will control and the Existing Master Lease is deemed amended to conform hereto.
[SIGNATURE PAGES AND ACKNOWLEDGEMENTS FOLLOW]

Certain confidential information has been omitted from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. Such omitted information is marked with “[*****]”
Derwent – 8.30.19    3

Signature Page to
FIRST AMENDMENT TO MASTER LEASE
(OHI – Diversicare)

LANDLORD:

STERLING ACQUISITION, LLC
STEVENS AVENUE PROPERTY, L.L.C.
ST. JOSEPH MISSOURI PROPERTY, L.L.C.
OHIO INDIANA PROPERTY, L.L.C.
NICHOLASVILLE KENTUCKY PROPERTY, L.L.C.
LOUISVILLE DUTCHMANS PROPERTY, L.L.C.
GREENVILLE KENTUCKY PROPERTY, L.L.C.

By:    /s/ Vikas Gupta
Name: Vikas Gupta

Title:	Senior Vice President – Acquisitions and Development

STATE OF MARYLAND    )
COUNTY OF BALTIMORE    )

This instrument was acknowledged before me on the 30 day of August, 2019, by Vikas Gupta, the Senior Vice President – Acquisitions and Development of the above listed limited liability companies, on behalf of said limited liability companies.

Notary Public, Baltimore County, MD
My commission expires:

Certain confidential information has been omitted from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. Such omitted information is marked with “[*****]”

Signature Page 1 of 3

Signature Page to
FIRST AMENDMENT TO MASTER LEASE
(OHI – Diversicare)

TENANT:

DIVERSICARE LEASING CORP.

By:    _/s/ James R. McKnight, Jr.__________________________
Name:    James R. McKnight, Jr.
Its:    President and Chief Executive Officer

DIVERSICARE OF CHATEAU, LLC
DIVERSICARE OF RIVERSIDE, LLC
DIVERSICARE OF ST. JOSEPH, LLC
DIVERSICARE OF PROVIDENCE, LLC
DIVERSICARE OF ST. THERESA, LLC
DIVERSICARE OF SIENA WOODS, LLC
DIVERSICARE OF BRADFORD PLACE, LLC
DIVERSICARE OF NICHOLASVILLE, LLC
DIVERSICARE OF SENECA PLACE, LLC
DIVERSICARE OF GREENVILLE, LLC
Each a Delaware limited liability company

By:    Diversicare Leasing Company II, LLC, its sole member

By:    __/s/ James R. McKnight, Jr.______________________
Name:    James R. McKnight, Jr.
Its:    President and Chief Executive Officer

DIVERSICARE HIGHLANDS, LLC
A Delaware limited liability company

By:    Diversicare Leasing Corp., its sole member

By:    _/s/ James R. McKnight, Jr.________________________
Name:    James R. McKnight, Jr.
Its:    President and Chief Executive Officer

Acknowledgement on following page

STATE OF TENNESSEE        )

COUNTY OF WILLIAMSON    )

Certain confidential information has been omitted from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. Such omitted information is marked with “[*****]”

Signature Page 2 of 3

Signature Page to
FIRST AMENDMENT TO MASTER LEASE
(OHI – Diversicare)

This instrument was acknowledged before me on the 30 day of September, 2018, by James R. McKnight, Jr., the President and Chief Executive Officer of the above listed corporation and limited liability companies, on behalf of said corporation and limited liability companies.

Notary Public, Tenn. County, Williamson
My commission expires:

Certain confidential information has been omitted from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. Such omitted information is marked with “[*****]”

Signature Page 3 of 3

Ratification and Acknowledgment to
FIRST AMENDMENT TO MASTER LEASE
(OHI – Diversicare)

The undersigned hereby (i) consent to the transactions contemplated by this Amendment to ratify and affirm their respective Guaranties, Pledge Agreements, Security Agreements, Subordination Agreements and other Transaction Documents, and acknowledge and agree that the performance of the Master Lease and obligations described therein are secured by their Guaranties, Pledge Agreements, Security Agreement, Subordination Agreement and other Transaction Documents on the same terms and conditions in effect prior to this Amendment, and (ii) agree to the amendment of the Security Agreement set forth in Section 6.
DIVERSICARE HEALTHCARE SERVICES, INC., a Delaware corporation f/k/a Advocat, Inc.

By:    __/s/ James R. McKnight, Jr._______
Name:    James R. McKnight, Jr.
Title:    President and Chief Executive Officer

ADVOCAT FINANCE INC.,
a Delaware corporation

By:    __/s/ James R. McKnight, Jr.________
Name:    James R. McKnight, Jr.
Title:    President and Chief Executive Officer

DIVERSICARE MANAGEMENT SERVICES CO.,
a Tennessee corporation

By:    _/s/ James R. McKnight, Jr._________
Name:    James R. McKnight, Jr.
Title:    President and Chief Executive Officer

DIVERSICARE LEASING COMPANY II, LLC
a Delaware limited liability company

By:    _/s/ James R. McKnight, Jr._________
Name:    James R. McKnight, Jr.
Title:    President and Chief Executive Officer

Certain confidential information has been omitted from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. Such omitted information is marked with “[*****]”

Ratification and Acknowledgment to
FIRST AMENDMENT TO MASTER LEASE
(OHI – Diversicare)

DIVERSICARE TEXAS I, LLC

By:    _/s/ James R. McKnight, Jr._________
Name:    James R. McKnight, Jr.
Title:    President and Chief Executive Officer

DIVERSICARE BALLINGER, LLC
DIVERSICARE DOCTORS, LLC
DIVERSICARE ESTATES, LLC
DIVERSICARE HUMBLE, LLC
DIVERSICARE KATY, LLC
DIVERSICARE NORMANDY TERRACE, LLC
DIVERSICARE TREEMONT, LLC
DIVERSICARE PARIS, LLC

By:     DIVERSICARE TEXAS I, LLC
sole Member

By:    _/s/ James R. McKnight, Jr.__________
Name:    James R. McKnight, Jr.
Title:    President and Chief Executive Officer

Certain confidential information has been omitted from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. Such omitted information is marked with “[*****]”

Schedule 3.7 to
FIRST AMENDMENT TO MASTER LEASE
(OHI – Diversicare)

1.    Defined Terms.

Deferral Period: The period commencing on (i) September 1, 2019 and (ii) ending on the earlier of (A) August 31, 2023 or (B) the first day after September 1, 2020 that the Deferred Minimum Rent Balance is zero dollars ($0.00).
Deferred Minimum Rent Balance: At any given time, the amount of Minimum Rent that Tenant has elected to defer pursuant to Section 2(a) and has not subsequently been paid to Landlord.
Deferred Rent Default: The occurrence of any of the following:
(i)     A Payment Default;
(ii)    an Event of Default or Unmatured Event of Default arising out of subsections (b), (c), (d), (e), (k) or (r) of the definition of Event of Default; or
(iii)     any proceeding is instituted seeking the repayment by Landlord to Tenant or any Affiliate of Tenant, or a trustee in bankruptcy for any of them, or any creditor, of any money or property paid, or transferred to, Landlord under this Lease or any of the other Lease Documents.
Increased Revenue in connection with Provider Taxes: Revenue resulting from any increase in Medicaid rates or reimbursement put in place in connection with an increase in taxes payable by licensed providers in the applicable State. Generally speaking, the State uses the taxes on the providers to increase overall Medicaid spending with the goal of increasing the federal Medicaid funds allocated to the State. Under no circumstances shall the Increased Revenue in connection with Provider Taxes for any period be less than zero dollars ($0).
Monthly Deferral Amount: An amount equal to [*****] Dollars ($[*****]).
Payment Default: The occurrence of any of the following: (a) Tenant fails to pay or cause to be paid the Rent when due and payable, and such failure remains uncured; (b) Tenant or any of its Affiliates fails to pay when due any amount required to be paid pursuant to any of the other Lease Documents, and such failure remains uncured.
Special Default: The occurrence of any of the following: (a) a Deferred Rent Default; or (b) a breach of Section 8.2.1.1.
Tenant’s Share of the UPL-IGT Revenue: That portion of the UPL-IGT Revenue that is payable to Tenant, a Subtenant (other than a Hospital Subtenant), a Manager or any of their Affiliates under any Management Agreement with a Hospital Subtenant with respect to any Facility (excluding the Management Agreement executed in connection with the Daviees Sublease). For avoidance of doubt, the Tenant’s Share of the UPL-IGT Revenue

Certain confidential information has been omitted from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. Such omitted information is marked with “[*****]”

Schedule 3.7 to
FIRST AMENDMENT TO MASTER LEASE
(OHI – Diversicare)

does not include that portion of any UPL-IGT Revenue under the UPL-IGT Program that the Hospital Subtenant is entitled to keep under such documents. Under no circumstances shall the Tenant’s Share of the UPL-IGT Revenue for any period be less than zero dollars ($0).
UPL-IGT Revenue: The net proceeds, income or revenues derived from increased Medicaid payments or payment adjustments distributed to licensed operator from the United States of America or the State in which a Facility is located for non-state government operated nursing facilities. For avoidance of doubt, UPL-IGT Revenue is typically defined as the “Other Revenues” in the Management Agreements used in connection with a Hospital Transaction.
2.    Deferred Rent; Existing Unpaid Rent; Payment; Tax Distributions.

(a)    Deferred Rent. Provided no Deferred Rent Default has occurred and is continuing, during the Deferral Period, Tenant may, at its option, in any given month elect to defer payment without interest (if paid as and when required under this Section 2 after which interest and late charges may accrue in accordance with Sections 3.2 and 3.3 of the Lease) of a portion of Minimum Rent then due and owing in an amount up to the Monthly Deferral Amount. If Tenant elects to defer any portion of Minimum Rent then due and owing to Landlord pursuant to this Section 2(a), then Tenant shall deliver to Landlord concurrently with the payment of a portion of the Base Rent a written notice stating (i) the amount of Base Rent being deferred; and (ii) the Deferred Base Rent Balance prior to such deferral and after giving effect to such deferral.
(b)    Voluntary Payments of Deferred Base Rent. Tenant may, at any time, make voluntary payments to be applied against the Deferred Base Rent Balance.
(c)    Payment of Deferred Base Rent Balance.
(i)    Commencing in 2020, twice each calendar year, on or before April 30 (with respect to the prior calendar year) and August 15 (with respect to the first six months of such calendar year), and each calendar year thereafter until Deferred Base Rent Balance has been paid in full (each a “Deferred Rent Paydown Calculation Date”), the Tenant shall provide to OHI a calculation of:

(A)	Tenant’s Share of the UPL-IGT Revenue for such period;

(B)	Increased Revenue in connection with Provider Taxes for such period; and

(C)	Fifty Percent (50%) of the sum of (A) and (B) (the “Deferred Rent Paydown Amount”).
An officer of the Tenant shall certify that such calculations are true and correct. Landlord may review and object to any such calculations.

Certain confidential information has been omitted from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. Such omitted information is marked with “[*****]”

Schedule 3.7 to
FIRST AMENDMENT TO MASTER LEASE
(OHI – Diversicare)

(ii)    On the tenth (10th) day after the Deferred Rent Paydown Calculation Date, Tenant shall pay to Landlord an amount equal to the lesser of (A) the Deferred Rent Paydown Amount, and (B) the Deferred Rent Balance, to be applied against the Deferred Rent Balance.
(iii)    Notwithstanding anything in this Lease to the contrary, the entire Deferred Base Rent Balance shall be due and payable in full on the earlier to occur of (A) the occurrence, and during the continuance, of a Deferred Rent Default, (B) the termination of this Lease, (C) the termination of Tenant’s right of possession to one or more Facilities under this Lease after an Event of Default, or (D) the first day of the first month after the end of the Deferral Period.
End of Schedule 3.7

Certain confidential information has been omitted from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. Such omitted information is marked with “[*****]”

Schedule 4 to
FIRST AMENDMENT TO MASTER LEASE
(OHI – Diversicare)

INITIAL FACILITIES:

Certain confidential information has been omitted from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. Such omitted information is marked with “[*****]”

Schedule 4 to
FIRST AMENDMENT TO MASTER LEASE
(OHI – Diversicare)

Facility
1.	Best Care, Inc. 2159 Dogwood Ridge Wheelersburg, OH 45694
2.	Canterbury Health Center 1720 Knowles Road Phoenix City, AL 36867
3.	Hardee Manor Care Center 401 Orange Place Wauchula, FL 33873
4.	Laurel Manor Health Center 902 Buchanan Road, P.O. Box 505 New Tazewell, TN 37825
5.	Lynwood Nursing Home 4164 Halls Mill Road Mobile, AL 36693
6.	Manor House of Dover 537 Spring Street, P.O. Box 399 Dover, TN 37058
7.	Mayfield Rehab and Special Care Center 200 Mayfield Drive Smyrna, TN 37167
8.	Northside Health Care 700 Hutchins Ave Gadsden, AL 35901
9.	Westside Health Care Center 4320 Judith Lane Huntsville, AL 35805
10.	Doctors Healthcare 9009 White Rock Trail Dallas, TX 75238
11.	Estates at Ft. Worth 201 Sycamore School Road Fort Worth, TX 76134
12.	Heritage Oaks Estates 2001 N. 6th Street Ballinger, TX 76821
13.	Humble 8450 Will Clayton Parkway Humble, TX 77338
14.	IHS of Dallas at Treemont 5550 Harvest Hill Road Dallas, TX 75230
15.	Katy 1525 Tull Drive Katy, TX 77499
16.	Normandy Terrace 841 Rice Road San Antonio, TX 78220
17.	Brentwood Terrace 2885 Stillhouse Road Paris, TX 75460
18.	Chateau Care Center 811 N. Ninth Street St. Joseph, MO 64501

Certain confidential information has been omitted from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. Such omitted information is marked with “[*****]”

Schedule 4 to
FIRST AMENDMENT TO MASTER LEASE
(OHI – Diversicare)

Facility
19.	Riverside Care Center 1616 Weisenborn Road St. Joseph, MO 64507
20.	The Inn 3002 N. 18th Street St. Joseph, MO 64505
21.	Diversicare of Bradford Place (fka Mercy Schroder) 1302 Millville Avenue Hamilton, OH 45013
22.	Diversicare of Providence 4915 Charlestown Road New Albany, IN 47150
23.	Diversicare of Siena Woods 6125 North Main Street Dayton, OH 45415
24.	Diversicare of St. Theresa 7010 Rowan Hill Drive Cincinnati, OH 45227

Certain confidential information has been omitted from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. Such omitted information is marked with “[*****]”